Exhibit 5.2

August 1, 2018

Global Indemnity Limited

Global Indemnity Group, Inc.

27 Hospital Road

George Town, Grand Cayman

KY1-9008, Cayman Islands

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Global Indemnity Limited, a company formed under the laws of the Cayman Islands (the “Company”) and Global Indemnity Group, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GIGI”). At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company and GIGI with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company and GIGI, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $500,000,000, or the equivalent thereof, of (i) shares of A ordinary shares, par value $0.0001 per share, of the Company (the “A Shares”); (ii) shares of B ordinary shares, par value $0.0001 per share of the Company (the “B Shares”, and together with the A Shares, the “Ordinary Shares”); (iii) shares of preferred shares, par value $0.0001 per share, of the Company (the “Preferred Shares”), in one or more series; (iv) fractional shares of the Company’s Preferred Shares represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), proposed to be entered into between the Company and a bank or trust company to be named (the “Depositary”); (v) senior and subordinated debt securities issued by the Company and GIGI (collectively, the “Debt Securities”); (vi) warrants to purchase A Shares, Preferred Shares or Debt Securities (the “Warrants”) as shall be designated by the Company at the time of the offering and issued pursuant to one or more warrant agreements; (vii) stock purchase contracts of the Company (“Stock Purchase Contracts”) obligating the holders to purchase from the Company, and the Company to sell to the holders, a specified number of Ordinary Shares at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”); (viii) stock purchase units of the Company (“Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and either any of the Debt Securities or debt obligations of third parties, including United States Treasury securities, in each case, securing a holder’s obligation to purchase Ordinary Shares under the Stock Purchase Contract. The Ordinary Shares, Preferred Shares, the Depositary Shares, Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued pursuant to an indenture to be entered into among the Company and GIGI, as co-obligors, and one or more financial institutions to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), to act as trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (as amended from time to time, the “Indenture”). The Debt Securities are to be issued in the forms set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company and GIGI creating such series of Debt Securities.

Global Indemnity Limited

Global Indemnity Group, Inc.

August 1, 2018

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties as to matters of fact contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby to the extent required by applicable law and the relevant rules and regulations of the Commission; (vi) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (vii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (viii) that a definitive purchase, underwriting, subscription or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, GIGI, if applicable, and the other parties thereto; (ix) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (x) with respect to Ordinary Shares or Preferred Shares offered by the Company, that there will be sufficient Ordinary Shares or Preferred Shares authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (xi) the legal capacity of all natural persons, and (xii) that the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered below in respect of the Company or GIGI, if applicable). We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or GIGI, if applicable, with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or GIGI, if applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or GIGI, if applicable. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company or GIGI, if applicable.

Based on such examination, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company and GIGI have filed a Form T-1 for the Trustee with the Commission; (b) the Trustee, the Company and GIGI, if applicable, have each duly authorized and validly executed and delivered the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities; (c) the Indenture has been duly qualified under the TIA; (d) the Company and GIGI have each taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Company and GIGI, if applicable, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company and GIGI, if applicable, enforceable against the Company and GIGI, if applicable, in accordance with their terms, and entitled to the benefits of the Indenture.

Global Indemnity Limited

Global Indemnity Group, Inc.

August 1, 2018

2. With respect to the Warrants, when: (a) the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to Depositary Shares, when: (a) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters; (b) the Deposit Agreement or agreements relating to the Depositary Shares and the Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary; (c) the Preferred Shares underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; (d) the Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Company; (e) the terms of the Depositary Shares and the issuance and sale thereof have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Company’s organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Preferred Shares relating to such Depositary Shares have been duly and validly issued and paid for under Cayman law and in the manner contemplated in the Registration Statement, the Depository Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Stock Purchase Contracts, when: (a) the Company has taken all necessary corporate action to authorize the issuance and terms of the Stock Purchase Contract, the terms of the offering thereof, and related matters, (b) the Stock Purchase Contract Agreement or the agreements relating to the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company and (c) upon payment of the consideration therefor provided for therein, then the Stock Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Stock Purchase Units, when both: (a) the Company has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Units (including the Securities underlying the Stock Purchase Units) and related matters; and (b) the Stock Purchase Units (and the Securities underlying the Stock Purchase Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Stock Purchase Units (including any Securities underlying the Stock Purchase Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Stock Purchase Units will constitute valid and binding obligations of the Company and GIGI, if applicable, enforceable against the Company and GIGI, if applicable in accordance with their terms.

Global Indemnity Limited

Global Indemnity Group, Inc.

August 1, 2018

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinion of Walkers Global, Cayman Islands counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati P.C.
WILSON SONSINI GOODRICH & ROSATI Professional Corporation